Saul Centers, Inc.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
(301) 986-6200

Saul Centers, Inc.
Closes Offering of Additional 6.875% Series C Cumulative Redeemable Preferred Depositary Shares

November 12, 2014

For Immediate Release

BETHESDA, MARYLAND - Saul Centers, Inc. (NYSE: BFS) (the “Company”) today announced that it has closed an underwritten public offering of 1,600,000 depositary shares, each representing a 1/100th fractional interest in a share of its 6.875% Series C Cumulative Redeemable Preferred Stock, at a price of $25.17 per depositary share. The depositary shares represent a new issuance of additional depositary shares that were first issued on February 12, 2013.

The Company estimates that the net proceeds from the offering will be approximately $39.2 million, after deducting underwriting discounts, commissions and estimated offering expenses. The Company intends to use the net proceeds, together with cash on hand, to redeem all outstanding shares of its 8% Series A Cumulative Redeemable Preferred Stock on December 12, 2014.

Raymond James & Associates, Inc. acted as sole book-running manager for the offering of depositary shares.

The offering was made pursuant to an effective shelf registration statement and prospectus and related prospectus supplement filed with the Securities and Exchange Commission (the “Commission”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus and the prospectus supplement relating to these securities may be obtained from Raymond James & Associates, Inc. by calling toll-free 800-248-8863 or writing to prospectus@raymondjames.com. You may also obtain a copy of the prospectus and the prospectus supplement and other documents the Company has filed with the Commission for free by visiting the Commission’s Web site at www.sec.gov.

Saul Centers is a self-managed, self-administered equity real estate investment trust headquartered in Bethesda, Maryland.  Saul Centers currently operates and manages a real estate portfolio of 50 shopping center properties and six mixed-use properties, which are comprised of office, retail and multi-family residential uses, and owns three (non-operating) development properties. Over 85% of the Company's cash flow is generated from properties in the metropolitan Washington, DC/Baltimore, MD area.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Commission, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Saul Centers, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Contact: Scott V. Schneider
(301) 986-6220